SEPARATION AGREEMENT

This Separation Agreement is made effective the ___5thday of _____April 2022, by and between Unrivaled Brands, Inc. its successors, parents, subsidiaries, trustees, board members, directors, officers, assigns, agents, sureties, insurers, affiliates, predecessors, and employees, (hereinafter “Employer” or “Unrivaled”) and Oren J Schauble, 2305 Half Moon Lane, Costa Mesa, CA 92627
(hereinafter “Employee”).

Recitals

The undersigned have maintained an employer-employee relationship for a period of time and now desire to terminate that relationship by mutual agreement. It is also the desire of the parties that they enter into a written agreement in order to: establish their respective rights, duties, and obligations; resolve all claims and differences that may currently exist, or that in the future may arise; and generally, to release each other of any claims or other matters that may not be specifically set forth herein.

NOW THEREFORE, in consideration of the promises and the consideration more fully set forth below, and intending to be legally bound hereby, the undersigned mutually agree as follows:

Agreement

1.Termination of Employment Relationship: The employment relationship shall terminate and cease as of the above date, and the exercise and/or waiver of rights, pursuant to this Agreement, after separation, shall be considered to be payment in full and Employer shall not be obligated to pay any other sums to Employee or to provide any other benefits, after the date of this Agreement, except as required by applicable law or regulation, or by this agreement.

2.Consideration: Without admission of any guilt or to any real or imagined claim either party may or may not assert, in consideration of acceptance and execution of this Agreement the parties accept the following good and valuable consideration as follows:

a.In addition to all accrued salary, accrued PTO, reimbursable employee expenses, and other earned pay (which has been contemporaneously tendered and acknowledged) a Severance payout as set forth in Exhibit A hereto, the receipt and sufficiency of which is acknowledged and accepted. Notwithstanding anything to the contrary in any equity incentive plan pursuant to which any stock options were granted by Employer or any of its affiliates to Employee or any stock option agreement entered into between Employer or any of its affiliates and Employee, any vested options to acquire shares of Employer common stock by Employee may be exercised within three months after the date of termination of that certain Consulting Agreement between Employee and Employer, dated as of March 17, 2022.

a.Employee shall be maintained in our system for six (6) months as an “employee,” shall receive payments as provide on Exhibit A, and shall remain on the Employer’s benefits for that period, with premiums to be paid by the Company as set forth in Exhibit A hereto but will not perform any duties or services on behalf of Unrivaled except as otherwise provided herein.

a.Employee asserts and affirms that they have no outstanding claims against Employer, that this agreement is comprehensive, and that they agree to assist Employer in the defense of any future claims relating to their performance as a Director, Executive, and/or Manager, or from their service as an employee of Unrivaled.

a.Employee agrees and affirms that the consideration set forth above will constitute the entire monetary consideration provided to them under this agreement, and that they will not seek any further remuneration from Employer for any other wages, damages, injuries, penalties, expenses, actions, attorneys’ fees, or other costs in connection with the matters encompassed buy this agreement and/or arising out of their employee relationship with Employer and/or the termination thereof.

3.Employment Benefits: Employee will receive notice of their rights to health insurance continuation under COBRA and nothing in this Agreement is intended to impair or supplement those rights.

4.Taxes: Employee agrees and represents that any federal, state or local tax or contribution that may be owed or payable on the consideration identified in Paragraph 2, or that may otherwise have accrued over the course of their employment, pursuant to this Agreement are the sole responsibility of Employee and that they will hold the Employer harmless from and against any liability or claim for any tax, penalty, or interest thereon that may be incurred or demanded as a result of the receipt of the consideration provided for in this Agreement.

5.Restrictive Covenants: Employer and Employee agree that the employment relationship, entered into with Employer is hereby terminated and, except as specifically provided for herein, Employer shall have no further obligation to pay any sums or provide any benefits whatsoever. Employee further agrees to abide by the provisions set forth hereto.

a.Employee agrees to hold and safeguard all trade secrets, proprietary information, and confidential information in trust and confidence for Employer. Employee agrees that they shall not misappropriate, disclose, or make available to any person or any entity for use outside Employer's organization.

a.Employee agrees that all records, data, samples, correspondence, manuals, notes, reports, notebooks, proposals, and any other documents concerning Employer's customers or products or other technical information or business information used by Employer and any other tangible materials or copies or extracts of tangible materials regarding Employer's operations or business, testing, promotional or data received by Employee during their employment with Employer are, and shall be, property of Employer exclusively.

a.During the term of that certain Consulting Agreement between Employee and Employer, dated as of March 17, 2022, Employee agrees that they shall not, directly, or indirectly, solicit or induce or attempt to solicit or induce any employee of Employer to leave Employer for any reason whatsoever nor shall Employee, directly or indirectly, attempt to hire or hire any employee of Employer.

6.Confidentiality and Non-Disparagement: Employee and the Employer agree, covenant and represent that the facts relating to the existence of this Agreement, the circumstances and/or negotiations leading to the execution of this Agreement, and the terms of this Agreement shall, to the extent permissible under California law, be held in confidence, and shall not be disclosed, communicated, offered into evidence in any legal proceeding, or divulged to any person other than those who must perform tasks to effectuate this Agreement. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement to those persons to whom disclosure is necessary for the preparation of tax returns and other financial reports, the obtaining of legal advice, and to persons to whom disclosure is ordered by a court of competent jurisdiction or otherwise required by law or by obligation to owners, shareholders, partners, or members of the Company. Employee further agrees, covenants, and represents that they shall not take any action or make any comments that actually or potentially damage, impair, or otherwise interfere with Employer’s business interests or reputation, except in the exercise of their statutory rights. Employer further agrees, covenants, and represents that it shall instruct its employees, officers and directors not to take any action or make any comments that actually or potentially damage, impair, or otherwise interfere with Employee’s business interests or reputation, except in the exercise of their statutory rights. Nothing in this agreement prevents either party from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee or Employer has reason to believe is unlawful. Moreover, nothing in this agreement is intended to limit or restrict Employee or Employer from getting professional advice regarding this agreement or any consequences arising from its execution, including but not limited to their lawyer, their accountant, etc., however all provisions of confidentially and non-disparagement to others shall apply to those parties.

7.Breach: In the event of a breach by Employee or Employer of the terms of this Agreement, the affected party shall be entitled to liquidated damages in the amount of one times the payment set out in paragraph 2(a) above, and if it shall so elects, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement, and to enjoin the breaching party from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.

8.Choice of Law and Venue: This Agreement shall be governed by and construed in accordance with the laws of the State of California and each party hereby irrevocably submits to the personal jurisdiction of the Federal and/or State Courts located in Orange County California.

9.General Release: The Employee, on behalf of their self and their heirs, executors, administrators, successors and assigns, whether herein named or referred to or not, does hereby release, discharge, and acquit and by these presents does hereby forever discharge Employer, its successors and assigns, its agents, servants, and/or employees, of and from any and all past, present, and future claims, counterclaims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third-party actions, suits at law or in equity, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state or federal law, or any other law, or otherwise, including, but not limited to, any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, hereinafter collectively referred to as claims. It is the intention of the parties hereto to affect a full and final general release of all such claims. It is expressly understood and agreed that this release and agreement is intended to cover, and does cover, not only all now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.

Employee does hereby declare that they understand, covenant, and agree that they will not make any claims or demands, or file any legal proceedings against Employer, or join as a party to any claim, demand, or legal proceedings on the claims described above except as is necessary in order to enforce the terms and conditions of this Agreement or as otherwise allowed by federal or state law.

Further Employee, for themselves, their heirs and assigns, does hereby and forever release, acquit and discharge Employer, its directors, agents, parents and/or affiliated companies, successors and/or assigns from any and all claims and demands of whatever nature they may have against Employer its directors, agents, employees, parents and/or affiliated companies, successors and/or assigns, including any claims and demands for damages, wages, salaries, back pay, court costs, damages, liquidated damages, punitive damages, attorneys' fees, including, without limitation, all those claims Employee may have under Section 301 of the Labor Management Relations Act (29 U.S.C. §185), Section 503 of the Rehabilitation Act of 1973 (29
U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. § 2000(e), et seq.), the Civil Rights Act of 1866 and 1870 (42 U.S.C. § 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), the Family and Medical Leave Act (29 U.S.C. §1601, et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the Americans with Disabilities Act (42 U.S.C.
§12101, et seq.), the Age Discrimination in Employment Act of 1967 as amended, (ADEA), the
Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Employee Retirement Income Security Act of 1974 as amended (29 U.S.C. § 1001, et seq.), The Sarbanes-Oxley Act of 2002, the Constitutions of the United States of America and Arizona, and/or Executive Order 11246, as amended, the CALIFORNIA FAIR EMPLOYMENT
AND HOUSING ACT (Part 2.8 commencing with §12900 of Division 3 of Title 2 of the
Government Code) and the Regulations of the Fair Employment and Housing Commission
(California Code of Regulations, Title 2, Division 4,§§ 7285.0 through 8504), the California Unruh
Act, the Equal Pay Act, the California Family Rights Act; the Families First Coronavirus Response Act and the California Healthy Workplace Healthy Family Act, claims for wrongful discharge, Workers' Compensation retaliation, infliction of mental distress or any other tortuous or contractual causes of actions, including but not limited to any claims that Employer violated or breached any personnel policies, handbooks, contracts (implied or written), or covenants of good faith and fair dealing, and any and all other relevant Federal and/or State law claims or causes of action.

It is understood and agreed that the acceptance of the consideration more fully described above is in full accord and satisfaction of any obligations, claims, and/or disputes that Employee may have with Employer. The parties hereby declare, understand, covenant, and agree that the terms of this Agreement, and the amount stated herein, are the sole consideration for this release and agreement and that the parties voluntarily accept said consideration for the purpose of making a full and final compromise, adjustment, and settlement of all claims for injuries, losses, and damages resulting, or to result, from said claims.

It is further understood and agreed that this is the full and complete understanding of the parties that it is the integrated memorial of their agreement and that there are no other written or oral understandings, agreements, covenants, promises, or arrangements, directly or indirectly connected with this release, that are not incorporated herein. The terms of this release are contractual and are not mere recitals.

10.Scope: Employee and the Employer agree that this Separation Agreement contains a full settlement and resolution of all real or imagined disputes and issues between the parties relating in any manner to their employment with the Employer up to and including the date this Agreement is signed by all parties. It is also understood and agreed that this Agreement is a full and final release applying to all unknown and unanticipated damages or losses to Employee resulting from or in any way related to their employment with Employer up to and including the date this Agreement is signed.

11.Exclusions: Excluded from this agreement are any claims which cannot be waived by law, including but not limited to the right to participate with or in an investigation conducted by the DFEH, EEOC, or like agency, however Employee expressly waives any right to any monetary recovery arising from such an investigation. Also released are any claims of a breach of this Agreement.

12.Mutual Understandings: This Agreement has been freely and fairly negotiated by the parties hereto and each party has been provided the opportunity to have the Agreement reviewed by legal counsel of their choice and to modify the terms hereof and, therefore, this Agreement shall be construed and interpreted without any presumption, or other rule, requiring construction or interpretation against the interest of the party causing this Agreement to be drafted. This Agreement embodies the entire understanding between the parties and supersedes all prior understandings and agreements, whether oral or written.

EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND
ENFORCEABLE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS SIGNED THIS
AGREEMENT OF HIS OR HER OWN FREE AND VOLUNTARY ACT, AND THAT HE OR SHE ACKNOWLEDGES THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT THAT SHOULD BE REVIEWED BY HIS OR HER ATTORNEY.

There are no other representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed in this Agreement. This Agreement and the terms herein shall not be amended or modified, in any manner whatsoever, except by a writing signed by all of the parties hereto.

1.Civil Code § 1542: In consideration of the promises of Employer contained in this Agreement, Employee agrees that by signing this Agreement that they represent that they have not filed - and they give up any and all rights they may have to file - a grievance, claim, or complaint of any kind against Employer arising from their employment and this voluntary separation, except as may be necessary to enforce the terms of this Agreement, or for workers’ compensation or unemployment insurance benefits, or as otherwise required by law. Employee understands expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, and waives any rights they may have under California Civil Code §1542, which provides in relevant part:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES

NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING

__________________________________Oren Schauble Printed name	Tiffany Davis________________________ Chief Executive Officer
THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

1.No Undue Influence: Employee warrants that they have had an opportunity to evaluate this matter fully and are not entering into this Agreement based on any opinions, statements, or recommendations of Employer.

1.Construction: This Agreement shall be construed that, wherever applicable, the use of the singular number shall include the plural number and shall be binding upon and inure to the heirs, successors, assigns, executors, administrators, or other appropriate legal representatives of the respective parties hereto. If any provision or provisions hereof shall be deemed void, invalid, unenforceable, or otherwise stricken, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable and the parties hereby agree to substitute a valid provision that will most closely approximate the economic/legal effect and intent of the invalid provision.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have set their hands and seals this 5__th___ day of ____________________,April 20__.22

__________________________________ __________________________________
Employee Unrivaled Brands, Inc.

Exhibit A
Schedule of Severance Payout

Pursuant to that certain Executive Employment Agreement entered into effective as of July 27, 2021 (the “Employment Agreement”), Employee is entitled to the following Severance Benefits, which shall be paid as set forth below:

1.An amount equal to 50% of Employee’s base salary, or $125,000, which shall be paid biweekly over six (6) months in accordance with the Company’s normal payroll practices.
2.Employee’s and Employee’s dependent(s) (if applicable) health coverage premiums to be paid by the Company for a period of six (6) months.
3.Any amounts due and payable pursuant to Exhibit A of the Employment Agreement